CERTIFICATION

OF

FIRST AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF

CAPITAL LEASE FUNDING, INC.

I, Paul C. Hughes, certify that I am the Secretary of Capital Lease Funding, Inc., a Maryland corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and that the attached Exhibit A reflects a true and correct copy of the First Amendment to the Amended and Restated Bylaws of the Corporation adopted by the Corporation’s Board of Directors on June 19, 2007, and effective as of July 30, 2007.

Dated: July 30, 2007

/s/ Paul C. Hughes
Paul C. Hughes
Secretary

EXHIBIT A

FIRST AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS OF

CAPITAL LEASE FUNDING, INC.

1.  This First Amendment to the Amended and Restated Bylaws of Capital Lease Funding, Inc. (the “Bylaws”) shall be effective as of July 30, 2007.

2.  All references in the Bylaws to “Capital Lease Funding, Inc.” or “Corporation” shall mean CapLease, Inc.

IN WITNESS WHEREOF, this First Amendment is executed as of the 30th day of July, 2007.

CAPITAL LEASE FUNDING, INC., a Maryland corporation

By:	/s/ Paul C. Hughes
Paul C. Hughes
Secretary

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